Exhibit 99.1

Korro Reports Second Quarter 2025 Financial Results and Provides Business Updates

—	Interim readout from Phase 1/2a REWRITE clinical trial of KRRO-110 on track for the second half of 2025

—

Completed dosing of over 80% of planned REWRITE healthy volunteers across multiple single ascending dose (SAD) cohorts with no treatment emergent serious adverse events (SAEs) or dose limiting toxicities observed

—	European Medicines Agency (EMA) granted Orphan Drug Designation to KRRO-110 for the treatment of Alpha-1 Antitrypsin Deficiency (AATD)

—	Development candidate for Korro’s rare metabolic disorder program will be announced by end of 2025

—	Ended second quarter 2025 with $119.6 million in cash, cash equivalents and marketable securities

CAMBRIDGE, Mass., August 12, 2025 (GLOBE NEWSWIRE) -- Korro Bio, Inc. (Korro) (Nasdaq: KRRO), a clinical-stage biopharmaceutical company focused on developing a new class of genetic medicines based on editing RNA for both rare and highly prevalent diseases, today reported financial results for the second quarter of 2025 and provided a business update.

Ram Aiyar, Ph.D., CEO and President of Korro, said, “Throughout the second quarter we made excellent progress dosing healthy volunteers in our Phase 1/2a REWRITE clinical trial. We expect to report interim data in the second half of 2025 that we believe may highlight KRRO-110’s best-in-class potential, which would be a key milestone for the company and the AATD community. Our 3-2-1 strategy continues to generate momentum, positioning us to announce our rare metabolic disorder development candidate by the end of 2025. We have high confidence in our ability to realize the value of our science and expand our wholly owned platform to bring patients potentially best-in-class genetic medicines for diseases with high prevalence and substantial unmet clinical need.”

Pipeline and Business Updates:

•
Continued to advance the Phase 1/2a REWRITE clinical trial of KRRO-110 for AATD. To date more than 80% of planned healthy volunteers have received KRRO-110 across multiple SAD cohorts, including dose levels that are expected to be pharmacologically relevant in PiZZ patients. KRRO-110 continues to be safe and well-tolerated with no treatment emergent SAEs or dose limiting toxicities observed through August 12, 2025. The study is divided into two parts: Part 1 is the SAD portion and Part 2 is the multiple ascending dose (MAD) portion. An interim readout of Part 1 is expected in the second half of 2025, and trial completion, including the Part 2 MAD portion, is expected in 2026.
•
KRRO-110 granted orphan drug designation by the EMA for the treatment of AATD. The EMA grants orphan designation status to medicines intended for the treatment, prevention or diagnosis of life-threatening or chronically debilitating diseases affecting fewer than five in 10,000 people in the European Union, and the medicine must be of significant benefit to patients. Orphan drug designation provides companies with various development incentives, including protocol assistance, reduced regulatory fees, and market exclusivity once the medicine is approved. In March 2025, KRRO-110 also received orphan drug designation from the U.S. Food and Drug Administration for the treatment of AATD.
•
Executing 3-2-1 strategy through end of 2027. Korro continues to execute the 3-2-1 strategy with the goal of establishing three clinical-stage development programs, targeting two tissue types by leveraging the capabilities of its Oligonucleotide Promoted Editing of RNA (OPERA®) platform.
•
Current pipeline and collaboration with Novo Nordisk continue to progress. In addition to advancing KRRO-110 for AATD and its second program in a rare metabolic disorder, Korro continues to execute on its central nervous system programs and its collaboration with Novo Nordisk.  Under the Novo Nordisk collaboration, Korro is working to advance up to two programs through preclinical development using its proprietary OPERA platform, with the initial target intended to treat cardiometabolic diseases.

Anticipated Upcoming Milestones:

•
Interim readout from Part 1 SAD portion of the Phase 1/2a REWRITE clinical trial of KRRO-110 for AATD expected in the second half of 2025, and completion of the REWRITE clinical trial, including the Part 2 MAD portion, expected in 2026.
•
Announce a development candidate for its rare metabolic disorder program by the end of 2025. This candidate will be administered subcutaneously and targeted to the liver using GalNAc to create de novo protein variants designed to have therapeutic effect.
•
Progress partnership with Novo Nordisk in cardiometabolic diseases with high prevalence and substantial unmet clinical need.

Second Quarter 2025 Financial Results:

Cash Position: Cash, cash equivalents and marketable securities were $119.6 million as of June 30, 2025, compared to $163.1 million as of December 31, 2024. Korro expects its cash, cash equivalents and marketable securities as of June 30, 2025 will fund operating expenses and capital expenditure requirements into 2027.

Collaboration Revenue: Collaboration revenue was $1.5 million for the three months ended June 30, 2025, as compared to no collaboration revenue for the three months ended June 30, 2024. The increase was due to collaboration revenue earned in the second quarter of 2025 from Korro's collaboration with Novo Nordisk.

Research and Development (R&D) Expenses: R&D expenses were $21.0 million for the three months ended June 30, 2025, as compared to $17.1 million for the three months ended June 30, 2024. The increase was driven primarily by increases in personnel expenses and other research and pre-development candidate expenses.

General and Administration (G&A) Expenses: G&A expenses were $7.6 million for the three months ended June 30, 2025, as compared to $7.0 million for the three months ended June 30, 2024. The increase was primarily driven by a $1.0 million increase in personnel-related expenses offset by a $0.4 million decrease in professional services.

Net Loss: Korro’s net loss was $25.8 million for the three months ended June 30, 2025, as compared to $21.8 million for the three months ended June 30, 2024.

About REWRITE

REWRITE is a two-part single and multiple dose-escalating study that will evaluate the safety and tolerability of KRRO-110, in up to 64 participants, including healthy adults and clinically stable AATD patients with the PiZZ genotype. Secondary and exploratory endpoints include pharmacokinetic and pharmacodynamic parameters that will guide optimal dose selection for later stage studies. Interim data from Part 1 (single ascending doses in healthy volunteers and individuals with AATD) is expected in second half of 2025 and completion of the study, including Part 2 (multiple ascending doses in individuals with AATD), is anticipated in 2026. For additional information about the REWRITE study, visit ClinicalTrials.gov (NCT06677307).

About Alpha-1 Antitrypsin Deficiency (AATD) and KRRO-110

AATD is a genetic disorder most commonly caused by a single missense mutation (G-to-A) in the SERPINA1 gene. Affected adults experience pulmonary emphysema and/or hepatic cirrhosis, as well as end organ manifestations. KRRO-110 is the first RNA editing oligonucleotide product candidate from Korro’s proprietary RNA editing platform, Oligonucleotide Promoted Editing of RNA (OPERA®). KRRO-110, a potential best-in-class compound based on preclinical data, is designed to co-opt an endogenous enzyme, Adenosine Deaminase Acting on RNA (ADAR), to edit the “A” variant on SERPINA1 RNA, repair an amino acid codon, and restore secretion of normal AAT protein. This repair of the endogenous protein has the potential to clear protein aggregates from within liver cells to create a potentially clinically differentiated benefit for liver function and to preserve lung function by providing an adequate amount of normal AAT protein.

About Korro

Korro is a clinical-stage biopharmaceutical company focused on developing a new class of genetic medicines based on editing RNA for both rare and highly prevalent diseases. Korro is generating a portfolio of differentiated programs that are designed to harness the body’s natural RNA editing process, enabling a precise yet transient single base edit. By editing RNA instead of DNA, Korro is expanding the reach of genetic medicines by delivering additional precision and tunability, which has the potential for increased specificity and improved long-term tolerability. Using an oligonucleotide-based approach, Korro expects to bring its medicines to patients by leveraging its proprietary platform with precedented delivery modalities, manufacturing know-how, and established regulatory pathways of approved oligonucleotide drugs. Korro is based in Cambridge, Massachusetts. For more information, visit korrobio.com.

Korro intends to use its Investor Relations website, LinkedIn, and X (Twitter) as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Korro’s Investor Relations website and follow @KorroBio on LinkedIn, and X (Twitter), in addition to following Korro’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, express or implied statements regarding expectations, hopes, beliefs, intentions or strategies of Korro regarding the future including, without limitation, express or implied statements regarding: the timing of data readouts and completion of the Phase 1/2a REWRITE clinical trial; timing of announcement of a development candidate for Korro’s rare metabolic disorder program; KRRO-110’s best-in-class potential; bringing patients potentially best-in-class genetic medicines for diseases with high prevalence and substantial unmet clinical need; expectations for KRRO-110 dose levels to be pharmacologically relevant in PiZZ patients; execution of the 3-2-1 strategy; Korro’s collaboration with Novo Nordisk; Korro’s cash runway and uses thereof; among others. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” “aim,” “target,” “commit,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are based on current expectations and assumptions that, while considered reasonable are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including risks of realizing the benefits of KRRO-110’s orphan drug designation for the treatment of AATD; risks of conducting a clinical trial; risks associated with regulatory oversight of clinical trials, enrollment risks and risks of expanding to other jurisdictions along with other risks inherent in biopharmaceutical development; risks associated with pre-clinical studies and clinical trials; and other risks associated with obtaining regulatory approvals and protecting intellectual property; risks of developing product candidates in collaboration with third parties; as well as risks associated with general economic conditions (including recent geopolitical uncertainty and potential supply chain disruptions due to changes in economic policy); and other risks and uncertainties indicated from time to time in Korro’s filings with the SEC, including Part I Item 1A. “Risk Factors” in Korro’s Quarterly Report on Form 10-Q filed with the SEC on the date hereof, as such may be amended or supplemented by its other filings with the SEC. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by law, Korro does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Korro.

Korro Bio Contact Information

Investor & Media Contact
IR@korrobio.com

Korro Bio, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$1,460	$—	$4,010	$—
Operating expenses:
Research and development	$21,031	$17,138	$40,770	$30,710
General and administrative	7,631	6,987	15,462	14,868
Total operating expenses	28,662	24,125	56,232	45,578
Loss from operations	(27,202)	(24,125)	(52,222)	(45,578)
Other income:
Other income, net	1,433	2,329	3,066	4,242
Total other income, net	1,433	2,329	3,066	4,242
Loss before provision for income taxes	(25,769)	(21,796)	(49,156)	(41,336)
Provision for income taxes	(1)	(30)	(1)	(47)
Net loss	$(25,770)	$(21,826)	$(49,157)	$(41,383)
Other comprehensive income:
Unrealized gain on available-for-sale marketable securities	(74)	21	(77)	21
Foreign currency translation adjustments, net	(13)	—	(14)	—
Comprehensive loss	$(25,857)	$(21,805)	$(49,248)	$(41,362)
Net loss per share, basic and diluted	$(2.74)	$(2.43)	$(5.24)	$(4.87)
Weighted-average shares used in computing net loss per share, basic and diluted	9,390,542	8,986,545	9,386,597	8,503,086

Korro Bio, Inc.

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$119,626	$163,054
Working capital (1)	85,461	116,572
Total assets	180,425	226,240
Total liabilities	65,322	65,825
Total stockholders' equity	115,103	160,415

(1) Working capital is defined as current assets less current liabilities.